UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

AGASSI SPORTS ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24970	88-0203976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 N. Town Center Dr #160 Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 400-4005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 28, 2026, Agassi Sports Entertainment Corp. (the “Company”) entered into a Convertible Promissory Note (the “Convertible Note”), in the original principal amount of $1,000,000 with Investments AKA, LLC (“Investments AKA”), which entity is owned and controlled by Andre Agassi, former professional tennis player, 8x Grand Slam Champion, and Olympic Gold Medalist, and the Company’s largest beneficial stockholder, and whose Chief Financial Officer is Shawn Cable, our Chief Financial Officer.

The Convertible Note accrues interest at a fixed rate per annum equal to 3.96%, which the Company determined represents not less than the applicable federal rate published by the U.S. Internal Revenue Service under Section 1274(d) of the Internal Revenue Code of 1986, as amended, compounded semi-annually. Following an event of default, the Convertible Note accrues interest at a default rate of 10% per annum.

Unless earlier converted, the outstanding principal balance of the Convertible Note, together with all accrued and unpaid interest, is due and payable in full on July 27, 2027. The Convertible Note will automatically convert, without any action required by holder, into the equity or equity-linked securities or units (the “New Securities”) issued by the Company to arm’s-length, new-money investors (“New Money Investors”) in the next sale (or related series of sales) by the Company of New Securities that results in gross proceeds to the Company of not less than $3,000,000 (the “Next Equity Financing”). The conversion price will equal the price per share, unit, or other applicable denomination of New Securities actually paid in cash by the New Money Investors in the Next Equity Financing. If no Next Equity Financing occurs prior to the Maturity Date, the Convertible Note will not automatically convert and the outstanding principal and accrued interest will instead be due and payable in full on the Maturity Date.

The Convertible Note includes standard and customary events of default, including failure to pay amounts due thereunder within ten days of written notice from borrower and customary representations of each of the parties.

The foregoing description of the Convertible Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Convertible Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Convertible Note set forth in Item 1.01 above, and the amounts payable thereunder are incorporated by reference into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02 in its entirety.

The Convertible Note, and the New Securities issuable upon its automatic conversion, were offered and sold, and will be offered and issued, without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. Investments AKA represented to the Company that it is an “accredited investor” as defined in Rule 501(a) of Regulation D, and that Investments AKA acquired the Convertible Note for investment purposes and not with a view toward distribution. The securities were offered without any general solicitation by us or our representatives. The securities have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. No sales commissions were paid in connection with the sales of these securities.

The Company received gross proceeds of $1,000,000 from the issuance of the Convertible Note, which the Company intends to use for general working capital purposes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1*	Convertible Promissory Note in the amount of $1,000,000 issued by Agassi Sports Entertainment Corp. to Investments AKA, LLC, dated July 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agassi Sports Entertainment Corp.

	By:	/s/ Ronald S. Boreta
Date: July 30, 2026	Name:	Ronald S. Boreta
	Title:	Chief Executive Officer